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                                                                 Exhibit 10.8
[LOGO OF IONPURE]
                                               Ionpure Technologies Corporation
                                               10 Technology Drive
                                               Lowell, Massachusetts 01851
                                               508 934 9349
                                               508 441 6025 Fax

July 2, 1992

Mr. Thierry Reyners
Dr. Fleming, 44
28036 Madrid
SPAIN

Dear Thierry:

This letter is intended to address the terms and conditions of your employment by Ionpure Technologies. It becomes effective immediately upon execution of the agreement to sell your option to purchase the business of Ionpure Technologies, S.A. (Spain) with subsequent exclusive distribution rights to Ionpure products, to IP Holding Company. It is understood that contracts will be enacted in both Spain and France and signed by me in my capacity as a director of these entities subsequent to the date of this agreement, but before December 31, 1992, that will specify these terms and conditions according to Spanish and French employment laws.

In the meantime, and to provide the basis for the local employment contacts, your terms and conditions of employment shall be as follows:


1. Term
-------

The term of your employment with Ionpure Technologies shall become effective immediately upon the sale of your option to IP Holding Company. At that time, you will become an employee at will, subject to Spanish and French employment laws, but with the date of your original employment back dated to January 6, 1981, the date of your original employment by Millipore Corporation.


2. Employment Responsibilities and Duties
-----------------------------------------

Your title will continue to be Vice President of Ionpure Technologies and General Manager, Europe. In addition, you will have the formal titles, responsibilities and authority of Gerant, Ionpure Technologies S.A.R.L. (France) and Administrador Unico, Ionpure Technologies S.A. (Spain).

Your primary responsibilities will be sales, marketing and general management throughout Ionpure's European business, and such responsibilities and duties as Ionpure's Board of Directors may from time to time determine, consistent with your position.

During the term of your employment by Ionpure, you shall devote full time and best efforts to the performance of your responsibilities and duties for Ionpure, and shall not engage, directly or indirectly as an employee, partner, officer, director, representative, consultant, agent of otherwise of any corporation, partnership, proprietorship or other form of business entity, in any business, except with express prior consent of the Board of Directors of Ionpure.



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3. Base Salary
--------------

You will be paid a base salary equal to 14,247,014 Spanish Pesetas for your services as an employee during 1992, payable in equal monthly installments.

This salary will be reviewed on February 1 each year of your employment and may be increased at the discretion of the Ionpure Board of Directors.

You may elect for any twelve month period commencing on February 1 of each year, during the employment term to be paid by two different European affiliates of Ionpure and to receive compensation partly in the currency of one country and partly in the currency of another country, provided that there is no additional cost to Ionpure Technologies. Such election shall be made in writing to the President of Ionpure Technologies prior to December 31 of the year proceeding the year in which such election is to apply. Your salary for the subsequent twelve month period, commencing with the following February 1, shall then be translated into the currencies of those countries at the actual exchange rates in effect on February 1 of that year.

It has been your election for 1992 to receive your annual base compensation split as follows: French Francs (569,616); Spanish Pesetas (3,704,241).


4. Incentive Bonus Plan
-----------------------

You will be granted the right to participate in the 1992 Eastern Executive Incentive Compensation Plan simultaneous with the execution of this document. The signed Incentive Plan documents should be signed by you and returned to me for signature and for filing with Eastern. One copy will be returned to you for your records.

Ionpure anticipates that you will be given the opportunity to participate in future executive compensation plans as may be in place from time to time during the term of your employment with Ionpure.


5. Certain Benefits
-------------------

In addition to the base salary, you will be entitled to company paid benefits, in the form of tuition payments for your children and a retirement program. The aggregate cost of such benefits shall not exceed your base salary, then in effect, multiplied by 0.0775194. This amount is equal to 1,104,420 Spanish Pesetas for the year ending January 31, 1993.

At such time as the tuition payments for your children shall cease, the cost of the retirement program shall continue to be borne by Ionpure, up to a maximum of 280,000 Spanish Pesetas plus annual adjustments for inflation commencing February 1993.


6. Medical and Insurance Benefits
---------------------------------

Ionpure will provide you with life insurance and medical insurance benefits during the employment term, consistent with the types and amounts of benefits in effect on January 1, 1992.


7. Automobile
-------------

Ionpure will provide you with an automobile for business and personal use coverage with your position as senior executive, during the term of your employment.




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The company will pay for vehicle maintenance, insurance and related costs.

8. Termination of 1990 Employment Agreement
-------------------------------------------

By acceptance of the aforementioned terms and conditions of employment, you hereby agree to the simultaneous termination of your 1990 Employment Contract.


9. Termination of This Agreement
--------------------------------

In the event of Ionpure Technologies terminating your employment, other than for cause, you will be entitled to severance compensation equal to and limited to twelve months of base salary compensation payable in equal monthly installments. This severance agreement is intended to supersede any and all alternate compensation for termination provided for under Spanish or French laws.


10. Non-Disclosure and Non-Competition
--------------------------------------

The Spanish and French employment contracts, when enacted later this year, shall contain non-disclosure and non-competition conditions as stated in your 1990 Employment Agreement.

Thierry, please review this letter carefully. Provided you agree with the terms as outlined, please sign where indicated and return one original document for our files.

I look forward to you continuing to be a key contributor to the future of Ionpure, the leader to our European organization, and a valued colleague.


Sincerely,

Ionpure Technologies Corporation

/s/ Christopher J. Simmons

Christopher J. Simmons
President

CJS/a
CS019

Agreed To:

Thierry Reyners: /s/ Thierry Reyners   Date:      7/2/92
                ---------------------        ----------------



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The following provisions were added to the agreement by an amendment dated
December 30, 1992:


Pension Plan
------------

In 1993, Ionpure will contribute 2% of your French Franc denominated base salary to the optional portions (IRRAPRI & AXIVA) of the French subsidiary pension plan. If you wish, you may contribute additional funds from your base salary to the same plan, subject to any legal or tax limitations.

In 1994, Ionpure will increase its contribution to 4% of your French Franc denominated base salary; in 1995, the Ionpure contribution wi11 be increased to 6%; and in 1996, it will be increased to 8% of your French Franc denominated base salary. You may elect to add your own contribution to the company's contribution in any year, subject to legal or tax limitations.

If, in any year, the above-stated Ionpure contribution exceeds the amount calculated using the then-existing formula in general use for all French subsidiary employees (i.e. the tranche A, B, C method outlined by J. McAdam), the lesser amount will be contributed by the company to the pension plan.

In 1995 and subsequent years, Ionpure will contribute that percentage of your French Franc denominated base salary to the pension plan, that is equal to the amount calculated using the then-existing formula in general use for all French subsidiary employees.